EXHIBIT 3.1

SEAL
                           Articles of Incorporation
                                      for
                                CARD-SMART CORP.

Know all men by these presents:

For the Undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 to Nevada Revised Statutes 78/090 inclusive, as amended, adn certify that:

1.       The name of the corporation is CARD-SMART CORP.

2. Offices for the transaction of any business of the corporation, and where meetings of the board of Directors and Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory or possession of the United States.

3.       The nature of the business is to engage in any lawful activity.

4.       The capital stock shall consist of:

         25,000,000 shares of common stock, 50.001 par value.


5. The members of the governing board of the corporation shall be styled directors, of which there shall be one or more, with the exact number to be fixed by the by-laws of the corporation, provided the number so fixed by the by-laws may be increased or decreased from time to time. Directors of the corporation need not be stockholders. The FIRST BOARD OF DIRECTORS shall consist of TWO director(s) and the names and addresses are as follows:

         (1) GEORGIOS POLNHRONOPOULOS, 2965 WEST 13TH AVENUE, VANCOUVER, B.C., V6K2T8

         (2) STEPHEN J. FOWLER, 2110 WHELAN DRIVE , POINT ROBERTS, WA 89225

         (3)

         This corporation shall have perpetual existence.

6. This corporation shall have a President, Secretary, a treasurer, and a resident agent, to be chosen by the Board of Directors. Any person may hold two or more offices.

7. The Resident Agent of this corporation shall be: RITE, INC., 1905 S. Eastern Ave., Las Vegas, NV 89104

8. The stock of this corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and no individual stockholder shall be liable for the debts and liabilities of the Corporation. The Articles of Incorporation shall never be amended as to the aforesaid provisions.

9. No Director of Officer of this Corporation shall be personally liable to the Corporation or to any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or commission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts of omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                           SIGNATURE OF INCORPORATOR:
                                (             )

                                      FOR

                                CARD-SMART CORP.

I, the undersigned, being the incorporator for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly have hereunto set my hand this 1st day of May, 1998

/s/ Dolores J. Passaretti
------------------------------------------------------------------
Signature
Dolores J. Passaretti, 1905 S. Eastern Ave., Las Vegas,  NV  89104

State of Nevada )
                )SS
County of Clark )

On the 1st day of May, 1998, personally known to me to be the person whose names are subscribed to the within document and acknowledged to me that they executed the same in their authorized capacity.

/s/  Noal D. Farmer
-------------------
Signature

STAMP

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF

                             CARD-SMART CORPORATION

Pursuant to the provision of section 78.390, Nevada Revised Statutes, CARD-SMART CORPORATION (the "Coporation"), a Nevada profit corporation adopts the following Articles of Amendment to its Articles of Incorporation:

AMENDMENTS ADOPTED to original Articles of Incorporation dated May 1, 1998:

ARTICLE 1 - of the Articles of Incorporation is amended to read as follows:

The name of the corporation is ICHANCE INTERNATIONAL, INC.

The foregoing amendment was adopted by a Resolution of the Board of Directors signed by all the directors of the Corporation on September 14, 2001 with the approval of a majority of the shareholders pursuant to NRS 78.320.

IN WITNESS WHEREOF, the undersigned Director of this Corporation has executed these Articles of Amendment this September 17, 2001.

By:  /s/  Brian Hurley
--------------------------------
Brian Hurley, Director/President

DEAN HELLER                      Certificate of
Secretary of State               Amendment
                                 (PURSUANT TO NRS 78.385 and
202 North Carson Street          78.390
Carson City, Nevada  89701-4201
(775)684-5708

             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                              -Remit in Duplicate-

1.  Name of corporation:  IChance International, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
Article 1 of the Articles of Incorporation is amended to read as follows:

"Angelciti Entertainment, Inc."
Article 4 of the Articles of Incorporation is amended to amend the par value to $0.004 from $0.001 to reflect a 4 for 1 reverse stock split of the common shares but the capital stock shall remain constant at 25,000,000 shares.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51.7%*

4.  Officer Signature (Required):

/s/  President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

DEAN HELLER                      Certificate of
Secretary of State               Amendment
                                 (PURSUANT TO NRS 78.385 and
202 North Carson Street          78.390
Carson City, Nevada  89701-4201
(775)684-5708

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
-Remit in Duplicate-

1.  Name of corporation:  Angelciti Entertainment, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
The number of shares authorized by the company is increased from 25 million shares to 60 million shares.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 88%. *

4.  Officer Signature (Required):

/s/

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

DEAN HELLER                      Certificate of
Secretary of State               Amendment
                                 (PURSUANT TO NRS 78.385 and
202 North Carson Street          78.390
Carson City, Nevada  89701-4201
(775)684-5708

1.  Name of corporation:  Angelciti Entertainment, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
Article No. 4 is hereby amended to read in total as follows:
"150,000,000 shares of common stock, $0.001 par value
100,000 shares of preferred stock series B, $0.001 par value

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 87.9%. *

4.  Officer Signature (Required):

/s/

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

DEAN HELLER                      Certificate of
Secretary of State               Amendment
                                 (PURSUANT TO NRS 78.385 and
202 North Carson Street          78.390
Carson City, Nevada  89701-4201
(775)684-5708

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)


1.  Name of corporation:  Angelciti Entertainment, Inc.

2. The articles hve been amended as follows (provide article numbers, if available):
Article No. 4 is hereby amended and restated in its entirety to read as follows:
"200 million shares of common stock, $.001 par value
50,000 shares of preferred stock Series A, $.001 par value
100,000 shares of preferred stock Series B, $.001 par value."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 75.2%. *

4.  Officer Signature (Required):

/s/

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

DEAN HELLER                      Certificate of
Secretary of State               Amendment
                                 (PURSUANT TO NRS 78.385 and
202 North Carson Street          78.390
Carson City, Nevada  89701-4201
(775)684-5708

1.  Name of corporation:  Angelciti Entertainment, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
Article No. 4 is hereby amended to read in total as follows:
"200 million shares of common stock $.00025 par value
50,000 shares of preferred stock Series A, $.001 par value
100,000 shares of preferred stock Series B, $.001 par value."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of Incorporation have voted in favor of the amendment is: 69.7%. *

4.  Officer Signature (Required):

/s/

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

DEAN HELLER
Secretary of State

202 North Carson Street
Carson City, Nevada  89701-4201
(775)684-5708

Certificate of Correction
(Pursuant to NRS 75, 80, 81, 82, 86, 87, 88, 88A and 89)
-Remit in Duplicate-

1.  The name of the entity for which correction is being made:

Angelciti Entertainment, Inc.

2.  Description of the original document for which correction is being made:
Certificate of Amendment

3.  Filing date of the original document:  9/11/2003.

4.  Description of the inaccuracy or defect.
Certificate of Amendment failed to state certain rights and preferences of the preferred stock. Specifically, the certifications failed to state (i) that the Preferred Stock Series A shall have 20,000 votes per share and (ii) that the Preferred Stock Series B shall be convertible into Common Stock at a ratio of 24,000 shares of Common Stock to one share of Preferred Stock Series B.

5.  Correction of the inaccuracy or defect.
The following is hereby added at the end of amended Article No. 4. The Preferred Stock Series A shall vote along with the holders of the Common Stock on all matters and shall have the right to cast 20,000 votes for each share of Preferred Stock Series B held. The Preferred Stock Series B shall be convertible into Common Stock at a ratio of 24,00 shares of Common Stock for each share of Preferred Stock Series B and shall only be valuable as collateral for a loan made by the Corporation.

6.  Signature:
/s/                             Chairman & CEO       September 23, 2003
Authorized Signature            Title                Date

*If entity is a Corporation, it must be signed by an Officer; a Limited-Liability Company, by a manager or managing members; a Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

DEAN HELLER                      Certificate of
Secretary of State               Amendment
                                 (PURSUANT TO NRS 78.385 and
202 North Carson Street          78.390
Carson City, Nevada  89701-4201
(775)684-5708

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
-Remit in Duplicate_

1.  Name of corporation:  Angelciti Entertainment, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
Article Number 4 is hereby amended and restated in its entirety to read as follows:

"300 million shares of Common Stock, $.00025 par value;
50,000 shares or Preferred Stock Series "A" at $.001 par value; and 100,000 shares of Preferred Stock Series "B" at $.001 par value.*

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor fo the amendment is: 62.07%. *

4.  Officer Signature (Required):

/s/

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representating a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.